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           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

   GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                   GIVE THE
                                   NAME AND
FOR THIS TYPE OF ACCOUNT:          SOCIAL SECURITY
                                   NUMBER OF--
--------------------------------------------------------------
1.     An individual's account     The individual
2.     Two or more individuals     The actual owner of the
       (joint account)             account or, if combined
                                   funds, the first individual
                                   on the account(1)
3.     Husband and wife (joint     The actual owner of the
       account)                    account or, if joint funds,
                                   either person(1)
4.     Custodian account of a      The minor(2)
       minor (Uniform Gift to
       Minors Act)
5.     Adult and minor (joint      The adult or, if the minor
       account)                    is the only contributor,
                                   the minor(1)
6.     Account in the name of      The ward, minor, or
       guardian or committee for a incompetent person(3)
       designated ward, minor, or
       incompetent person
7.     a. The usual revocable      The grantor-trustee(1)
          savings trust account
          (grantor is also
          trustee)
       b. So-called trust account  The actual owner(1)
          that is not a legal or
          valid trust under state
          law

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                                      GIVE THE NAME
                                      AND EMPLOYER
FOR THIS TYPE OF ACCOUNT:             IDENTIFICATION
                                      NUMBER OF--
------------------------------------------------------------------
8.      Sole proprietorship account   The owner(4)
9.      A valid trust, estate, or     The legal entity (Do not
        pension trust                 furnish the identifying
                                      number of the personal
                                      representative or trustee
                                      unless the legal entity
                                      itself is not designated in
                                      the account title.)(5)
10.     Corporate account             The corporation
11.     Religious, charitable, or     The organization
        educational organization
        account
12.     Partnership account held in   The partnership
        the name of the business
13.     Association, club, or other   The organization
        tax-exempt organization
14.     A broker or registered        The broker or nominee
        nominee
15.     Account with the Department   The public entity
        of Agriculture in the name of
        a public entity (such as a
        state or local government,
        school district, or prison)
        that receives agricultural
        program payments

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(1)     List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use your Social Security number or employer identification number.
(5) List first and circle the name of the legal trust, estate or pension trust.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o  A corporation.
o  A financial institution.

o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

o  The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o  An international organization or any agency or instrumentality thereof.

o A registered dealer in securities or commodities registered in the United States or a possession of the United States.

o  A real estate investment trust.

o  A common trust fund operated by a bank under Section 584(a) of the Code.

o  An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1) of the Code.

o An entity registered at all times under the Investment Company Act of 1940.

o  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o  Payments made by certain foreign organizations.

o  Payments made to a nominee.

Payments of interest not generally subject to backup withholding including the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the taxpayer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

o Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

o  Payments on tax-free covenant bonds under Section 1451 of the Code.

o  Payments made by certain foreign organizations.

o  Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code.

PRIVACY ACT NOTICE. -- Section 6109 of the Code require most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.